Exhibit 99.1

Hawker Beechcraft

News Release

Press contact:	Investor Relations contact:

Nicole Alexander
+1.316.676.3212	Sidney E. Anderson
nicole_alexander@hawkerbeechcraft.com	+1.316.676.8014
www.hawkerbeechcraft.com

Hawker Beechcraft Acquisition Company, LLC and Hawker Beechcraft Notes Company Announce Results of Cash Tender Offer

WICHITA, Kan. (June 3, 2009) – Hawker Beechcraft Acquisition Company, LLC and Hawker Beechcraft Notes Company (together, the “Company”) announced today the results of the Company’s previously announced $150 million cash tender offer (the “Tender Offer”) to purchase a portion of its outstanding 8.875%/9.625% Senior PIK-Election Notes due 2015, 9.75% Senior Subordinated Notes due 2017 and 8.5% Senior Fixed Rate Notes due 2015 (collectively, the “Notes”), of which $877,917,000 aggregate principal amount was outstanding as of May 4, 2009, as set forth in the table below. All capitalized terms used but not defined in this press release shall have the meanings ascribed to them in the Offer to Purchase.

The Tender Offer expired at 12:00 midnight, New York City time, on June 2, 2009 (the “Expiration Date”). As of the Expiration Date, $274,471,000 aggregate principal amount of Notes were validly tendered for purchase, according to information provided by MacKenzie Partners, Inc., the Depositary and Information Agent with respect to the Tender Offer. The Company has accepted for purchase all Notes validly tendered and not validly withdrawn. This will result in an aggregate purchase price for the Notes of approximately $98,625,417, representing the aggregate Total Consideration for the Notes and the applicable accrued and unpaid interest on the Senior Subordinated Notes and the Senior Fixed Rate Notes, to be paid by the Company on the expected settlement date for the Tender Offer, June 3, 2009 (the “Settlement Date”). After settlement of the Tender Offer, $603,446,000 aggregate principal amount of Notes not held by the Company or its affiliates will remain outstanding.

The table below sets forth in detail the amount of Notes of each series validly tendered and accepted for purchase as of the Expiration Date.

TABLE OF COMPANY NOTES

Title of Security	CUSIP Numbers	Aggregate Principal Amount Outstanding as of May 4, 2009	Aggregate Principal Amount Tendered and Accepted for Purchase as of June 2, 2009	Aggregate Principal Amount Not Held by Company Or Its Affiliates to be Outstanding After Settlement on June 3, 2009
8.875%/9.625% Senior PIK-Election Notes due April 1, 2015	420122AF0	$385,355,000	$ 109,872,000	$ 275,483,000

9.75% Senior Subordinated Notes due April 1, 2017	420122AH6	$220,599,000	$ 75,498,000	$ 145,101,000

8.5% Senior Fixed Rate Notes due April 1, 2015	420122AB9	$271,963,000	$ 89,101,000	$ 182,862,000

Goldman, Sachs & Co. acted as Dealer Manager in connection with the Tender Offer. MacKenzie Partners, Inc. was the Depositary and Information Agent in connection with the Tender Offer.

Hawker Beechcraft Corporation is a world-leading manufacturer of business, special mission and trainer aircraft – designing, marketing and supporting aviation products and services for businesses, governments and individuals worldwide. The company’s headquarters and major facilities are located in Wichita, Kan., with operations in Salina, Kan.; Little Rock, Ark.; Chester, England, U.K.; and Chihuahua, Mexico. The company leads the industry with a global network of more than 100 factory-owned and authorized service centers. For more information, visit www.hawkerbeechcraft.com.

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This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including statements that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future, are forward-looking statements. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results may differ significantly from those envisaged by our forward-looking statements. Among the factors that could cause actual results to differ materially from those described or implied in the forward-looking statements are general business and economic conditions, production delays resulting from lack of regulatory certifications and other factors, competition in our existing and future markets, lack of market acceptance of our products and services, the substantial leverage and debt service resulting from our indebtedness, loss or retirement of key executives and other risks disclosed in our filings with the Securities and Exchange Commission.